Exhibit 99.4

Xerium Technologies, Inc.

OFFER TO EXCHANGE

$240,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8.875% SENIOR NOTES DUE 2018

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”),

FOR ANY AND ALL OUTSTANDING 8.875% SENIOR NOTES DUE 2018

                    , 2011

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

As described in the enclosed Prospectus, dated                     , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”), Xerium Technologies, Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) are offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to $240,000,000 of the Issuer’s 8.875% Senior Notes due 2018 and the related guarantees of the Guarantors that have been registered under the Securities Act (the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 8.875% Senior Notes due 2018 and related guarantees of the Guarantors that were originally sold pursuant to a private offering in May 2011 (the “Old Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus. The Issuer will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OLD NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Issuer will not pay any fees or commissions to you for soliciting tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1.	The Prospectus.

2.	The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

3.	A form of Notice of Guaranteed Delivery.

4.	A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the Exchange Offer.

Your prompt action is requested. Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To participate in the Exchange Offer, certificates for Old Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Old Notes into the account of U.S. Bank National Association (the “Exchange Agent”), at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from, and any inquiries you may have with respect to the Exchange Offer procedures should be addressed to, the Exchange Agent at its address or telephone number set forth on the first page of the Letter of Transmittal.

Very truly yours,

XERIUM TECHNOLOGIES, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.